Exhibit 8.1

List of Subsidiaries of Bona Film Group Limited

Company	Jurisdiction of Incorporation
Wholly owned subsidiaries
Bona International Film Group Limited	BVI
Alpha Speed Limited	BVI
Bona Entertainment Company Limited	Hong Kong
Bona Productions Co., Ltd.	Hong Kong
Film Investments Limited	Hong Kong
Beijing Bona New World Media Technology Co., Ltd.	PRC

Partially owned subsidiaries
Distribution Workshop (BVI) Ltd.	BVI
Distribution Workshop (HK) Ltd.	Hong Kong
DW2 Limited	Hong Kong

Variable interest entities
Bona Film Group Co., Ltd. (PRC)	PRC
Beijing Bona Advertising Co., Ltd.	PRC
Beijing Baichuan Film Distribution Co., Ltd.	PRC
Cinema Popular Limited	Hong Kong

Subsidiaries of variable interest entities
Beijing Bona Xingyi Culture Agency Co., Ltd.	PRC
Beijing Bona International Cineplex Investment and Management Co., Ltd.	PRC
Zhejiang Bona Film and Television Production Co., Ltd.	PRC
Beijing Bona Youtang Cineplex Management Co., Ltd.	PRC
Shijiazhuang Bona Cinema Investment Management Co., Ltd.	PRC
Beijing Bona Starlight Cineplex Management Co., Ltd.	PRC
Shenzhen Bona Shidai Cinema Investment Management Co., Ltd.	PRC
Shanghai Bona Yinxing Cinema Development Co., Ltd.	PRC
Xi’an Huitong Bona Film Culture Media Co., Ltd.	PRC
Beijing Bona Shunjing Cineplex Management Co., Ltd.	PRC
Beijing Bona Huixin Cineplex Management Co., Ltd.	PRC
Tianjin Bona Jinkang Cineplex Management Co., Ltd.	PRC
Chongqing Bona Yuexin Cineplex Management Co., Ltd.	PRC
Changsha Mango Bona Cineplex Management Co., Ltd.	PRC
Beijing Bona Jingpin Cineplex Management Co., Ltd.	PRC
Beijing Bona Tianshi Cineplex Management Co., Ltd.	PRC
Dongguan Bona Dongsheng Cineplex Investment Co., Ltd.	PRC
Tianjin Nongken Bona Film Investment Co., Ltd	PRC
Shanghai Bona Zhongyuan Management and Consulting Co., Ltd.	PRC
Suzhou Bona Lifeng Cineplex Management Co., Ltd.	PRC
Tianjin Bona Film Culture Media Co., Ltd.	PRC
Fenghua Bona Cineplex Management Co., Ltd.	PRC
Bona Guoqiang Tianjin Film and Culture Media Co., Ltd.	PRC
Wuhu Bona Film Investment Management Co., Ltd.	PRC
Tianjin Bona Jinyu Capital Management Co., Ltd.	PRC
Wuhu Bona Jinyu Film Investment Center, L.P.	PRC
Sanya Beauty Crown Cineplex Management Co., Ltd.	PRC
Zibo Bona Cineplex Management Co., Ltd.	PRC